ARTHUR
                                    ANDERSEN



                                                                   Exhibit 23.2




                   CONSENT TO INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated July 28, 1997 included in Xionics Document Technologies, Inc.'s Annual Report on Form 10-K for the year ended June 30, 1997 and to all references to our firm included in this registration statement on Form S-8. It should be noted that we have not audited any financial statements of the company subsequent to June 30, 1997 or performed any audit procedures subsequent to the date of our report.


                                   /s/ Arthur Andersen LLP
                                   -------------------------
                                       Arthur Andersen LLP



Boston, Massachusetts
March 4, 1998